Exhibit 99.1

TIER REIT Appoints Greg Whyte to Board of Directors

DALLAS, February 27, 2017 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust, today announced the appointment of Greg Whyte as an independent director, effective immediately. Mr. Whyte is the second independent director added to the board in 2017. With this appointment, the board will temporarily expand to eight directors, seven of whom are independent and six of whom have joined the board in the past three years.

Mr. Whyte joins the Company’s board with extensive REIT knowledge and industry experience, initially as an equity research analyst and, more recently, in investment banking.  From 2007 to 2016, Mr. Whyte was a Senior Advisor in the Real Estate Leisure and Lodging Investment Banking group at UBS Securities. Prior to that, from 1991 to 2006, he was a Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley, and was consistently named to the annual Institutional Investor All-America Research Team and Greenwich Associates Research Poll.   Mr. Whyte began his research analyst career at Lehman Brothers in 1988.

“Greg joins TIER REIT at an exciting time and his depth of REIT experience will provide additional acumen to our board. His unique and independent perspective further strengthens the Company as we build on our success in creating value for stockholders,” said Chairman of the Board Rick Gilchrist. “We look forward to his contributions as a board member.”

"I am honored to join the TIER REIT board and am excited to help lead the Company forward," said Mr. Whyte. "TIER REIT’s focused investment strategy, high quality assets and proven capabilities position the Company well for continued growth and success, and I am eager to begin working with the entire board and management team to deliver further value for all TIER REIT stockholders."

TIER REIT today also announced that G. Ronald Witten has informed the Company he will not stand for re-election as a director at the Company’s 2017 Annual Meeting of Stockholders. On January 23, 2017, the Company previously announced that Charles G. Dannis would also not stand for re-election at the Annual Meeting. Following the Annual Meeting, the Board of Directors will comprise six directors.

Mr. Gilchrist added, “On behalf of the entire board, I thank Ron for his years of service and the significant contributions he has made to the Company. During his tenure, Ron was instrumental in guiding the strategic vision of the Company to enhance value for all TIER REIT stockholders. We wish him well in his future endeavors.”

Exhibit 99.1

About TIER REIT, Inc.
TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations. For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to the Company’s upcoming 2017 Annual Meeting of Stockholders. TIER REIT undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in our public filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Contacts

TIER REIT, Inc.
Scott McLaughlin
972.483.2465
smclaughlin@tierreit.com

OR

Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel / Adam Pollack
212.355.4449